Exhibit 10.23
                                                 Technology Development Contract
Contract Registered number: 2004105


Technology Development Contract

Project Name: Research and Production of Hybrid Electric Power Passenger Car Assigner (Party A): Minghua Group International Holdings Ltd.
Developer (Party B): Tsinghua University (Automobile Engineering Department)

Signing Place: Tsinghua University, Beijing
Signing Date: February 15, 2004
Effective Period: January 15, 2004 - December 31, 2004

      Under the supervision of the State Science and Technology Commission

Regulated by the Contract Law of the People's Republic of China, based upon the existing design, research and development technology of electric power vehicles owned by Party B, and upon Party A's adequate knowledge about Party B's technology background, through consultation and negotiation, the two parties hereby have reached agreement on the technology development of hybrid electric power passenger car of Minghua Group International Holdings Ltd.

I. Target content, form and requirement of technology:

According to the requirement of Minghua Group International Holdings Ltd., the professors, experts and researchers with the Automobile Engineering Department of Tsinghua University are committed to conduct research and development of hybrid electric power passenger car and provide technology support including technical training for Party A.

II. Obligations of each party:

Party A:

      1. Production of prototype--provide necessary testing and development equipment;
      2. Market research and exploration, including setup and approval of project;
      3. Quality and reliability test, improvement design and production.

Party B:
      1. Design of whole vehicle, parameters compatibility and specifications figuring out;
      2. Design, production and testing of whole vehicle control system;
      3. Design, production and testing of engine gun control and APU compatible control system;
      4. Choice and testing of battery (excluding solid electrolyte lithium battery), design and production of battery management system;
      5. Method and criteria of whole vehicle test, drafting and stipulation of pertinent Corporate standards and regulations;
      6. Coordinating with Party A in application for relevant science and technology project and award programs at national, provincial and municipal levels;
      7. Assisting Party B in establishing industrial information platform;
      8. Technical training, expertise, and human resource guidance for Party A.


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III. Research and development plan and task arrangement:

      1. By January 15, 2004: to complete design of two prototypes and project proposals, and to obtain expert approval;
      2. By March 15, 2004: to complete concept design of hybrid electric power passenger car, parameter selection of main spare parts (including standby battery, engine and electricity generator), draft contract with spare parts supplier and design of whole vehicle control system;
      3. By May 1, 2004: to complete research and production of electricity generator, purchase of driving electric engine and its controller, electric transformation on chassis, design of whole vehicle body and preparation for production;
      4. By August 2004: to complete integrated system testing of whole vehicle;
      5. By October 2004: to complete trial and testing of whole vehicle to prepare for participating in the International Michelin Bibendum Environmentally-Friendly Vehicles Competition in Shanghai, 12-16 October 2004;
      6. By December 2004: to complete required test for project inspection and approval.

IV. Cost, remuneration and payment arrangement for research and development:

      1. Cost refers to the expenditure incurred upon completion of research and development; remuneration refers to utilization fee of the technological development of this project and bonus for personnel involved in the research and development.
Cost and remuneration for the project is: RMB 500,000 to be provide by Party A.
      2. Payment arrangement: in installments
Initial payment: RMB 250,000 to be made by February 29, 2004;
Second payment: RMB 250,000 to be made by May 31, 2004.

V. Proprietary right of the equipment, facilities and data purchased for technological design and trial using research and development fund belongs to Party B, whereas Party A has the right to use.

VI. Term, venue and way of executing the agreement:

      1. The contract is to be executed at Tsinghua University and Shenzhen during the period from January 15, 2004 to December 31, 2004.
      2. The contract is to be executed by Party B with supply of technology, staff, and fund from Party A.

VII. Confidentiality of technological data and information:

Both parties are obligated for the confidentiality of the technological data and information provided by each side, which shall apply for a long term whatever modification, cancellation or termination of the contract occurs.

VIII. Ownership to and participation in technological development:

The intellectual property right developed in the project is to be jointly owned by the two parties. The technological development made by Party B can be used by Party A on an industrialized scale with reasonable economic compensation for Party B.

IX. Breach of contract:

If Party A does not make payment as provided (overdue in two months), Party A shall has the right to annul the contract; if Party B has not fully executed the contracted items, a compensation of 10% of the research and development fund shall be repaid to Party A and Party A is entitled to annul the contract.

X. Settlement of disputes:

For any disputes arising from executing the contract, they should be settled through friendly negotiations between the two parties. Should such negotiations fail, the two parties may have resort to Beijing arbitrary commission.

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XII. Miscellaneous item:

This contract is made in eight copies effective upon signing and sealing by both parties with each party holding four. As to any other matter not referred to herein, otherwise written agreement will be needed through friendly negotiations between the two parities and is subject to the signing and sealing by both parties.

XII. Criteria and process of inspection and take-up

The technological development should meet the requirements set forth in Item II and is subject to expert inspection and approval under the contract, with all cost to be borne on Party A and technological certificates to be issued by Party A.

XIII. Party A has committed its subsidiaries, Shenzhen Minghua Environmental Protection Vehicle Co., Ltd. and Guangzhou Cityview Bus Installation Co., Ltd., to the practical executing of this contract.


/s/ Luan Yundong
Party A
Name: Minghua Group International Holdings Ltd. (sealed)
Mandatary: Luan Yundong (signature)
Contact Person: Zhuo Wenzhi (signature)

/s/ Chen Quanshi
Party B
Name: Tsinghua University (Automobile Research Institute) (sealed)
Mandatary: Lian Xiaomin (signature)
Contact Person: Chen Quanshi (signatrue)



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